35003
                                    Item 77Q1
                               MFS SERIES TRUST X
                            MFS SMALL CAP VALUE FUND


         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated January 19, 1995, as amended, (the "Declaration"), of MFS Series Trust X (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Small Cap Value Fund, a series of the Trust, has been terminated.

         IN WITNESS WHEREOF, the undersigned have executed this certificate this ________ day of December, 1999.


---------------------                       --------------------
Richard B. Bailey                            Charles W. Schmidt
63 Atlantic Avenue                           63 Claypit Hill Road
Boston, MA  02110                            Wayland, MA  01778


---------------------                        --------------------
J. Atwood Ives                               Arnold D. Scott
17 West Cedar Street                         20 Rowes Wharf
Boston, MA  02108                            Boston, MA 02110


---------------------                        --------------------
Lawrence T. Perera                           Jeffrey L. Shames
18 Marlborough Street                        38 Lake Avenue
Boston, MA 02116                             Newton, MA  02159


---------------------                         --------------------
William J. Poorvu                             Elaine R. Smith
975 Memorial Drive                            75 Scotch Pine Road
Cambridge, MA  02138                          Weston, MA  02193


                                               -------------------
                                               David B. Stone
                                               282 Beacon Street
                                               Boston, MA  02116